UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2012

JEFFERIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Ave.

New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 284-2550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On November 11, 2012, Jefferies Group, Inc., a Delaware corporation (“Jefferies”), together with JSP Holdings, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Jefferies (“Jefferies Holdings”), and Jasper Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Jefferies Holdings (“Merger Sub One”), entered into an Agreement and Plan of Merger (the “First Merger Agreement”). On that date, each of those companies also entered into an Agreement and Plan of Merger (the “Second Merger Agreement”) with Leucadia National Corporation, a New York corporation (“Leucadia”), and Limestone Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Leucadia (“Merger Sub Two”). Upon the terms and subject to the conditions set forth in First Merger Agreement Merger Sub One will merge with and into Jefferies (the “First Merger”), with Jefferies as the surviving corporation (the “Surviving Company”), each share of its common stock being converted into a share of common stock of Jefferies Holdings and, to the extent any shares of preferred common stock are issued and outstanding at such time, each share of its preferred stock being converted into a share of preferred stock of Jefferies Holdings. Pursuant to and upon the terms and subject to the conditions set forth in the Second Merger Agreement (i) immediately after the First Merger, the Surviving Company, at such time a wholly-owned, direct subsidiary of Jefferies Holdings, will be converted into a Delaware limited liability company (the “LLC Conversion”), and (ii) following the LLC Conversion, Jefferies Holdings will merge with and into Merger Sub Two (the “Second Merger”), with Merger Sub Two as the surviving limited liability company (collectively, the “Transactions”). Upon completion of the Transactions, the Surviving Company will be a direct, wholly-owned subsidiary of Merger Sub Two, and Merger Sub Two, in turn, will be a direct, wholly-owned subsidiary of Leucadia. The merger of Merger Sub One with and into Jefferies and the conversion of the Surviving Company into a Delaware limited liability company, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The merger of Jefferies Holdings with and into Merger Sub Two is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

At the effective time of the Second Merger, each share of Jefferies Holdings common stock, par value $.0001 per share (excluding shares held by Jefferies in treasury, any shares held by Leucadia or Merger Sub Two and any shares held by any other subsidiary of Leucadia or Jefferies), will be converted into the right to receive 0.81 of a common share of Leucadia (the “Exchange Ratio”).

Leucadia will not assume or guarantee any of Jefferies’ outstanding debt securities, but Jefferies’s 3.875% Convertible Senior Debentures due 2029 will become convertible into common shares of Leucadia following the Transactions, giving effect to the Exchange Ratio. If not redeemed, Jefferies’ 3.25% Series A Convertible Cumulative Preferred Stock will be exchanged for a comparable series of convertible preferred shares of Leucadia.

In connection with the Transactions, each outstanding stock option to purchase shares of common stock of Jefferies, each restricted share of Jefferies common stock, each deferred share of Jefferies common stock and each restricted stock unit of Jefferies common stock will: (i) at the effective time of the First Merger, be converted into an equivalent award of shares of Jefferies Holdings; and (ii) at the effective time of the Second Merger, be converted, at the Exchange Ratio, into an equivalent award of shares of Leucadia, with all such awards for Leucadia shares subject to the same terms and condition, including, without limitation, vesting and, in the case of performance-based restricted stock units, performance being measured at current targets.

The respective boards of directors of Jefferies and Leucadia have approved the Second Merger Agreement, and the board of directors of Jefferies has approved and agreed to recommend that Jefferies’ stockholders adopt the First Merger Agreement. In addition, Leucadia has agreed to recommend that Leucadia’s shareholders approve the issuance of the common shares, as required pursuant to the listing standards of the New York Stock Exchange. Jefferies and Leucadia each have agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative business combinations. However, the board of directors of Jefferies may, subject to certain conditions, withdraw its recommendation in favor of adoption of the First Merger Agreement and the Leucadia board of directors may, subject to certain conditions, withdraw its recommendation in favor of approval of the issuance of common shares in connection with the Transactions if, in connection with receipt of an alternative proposal that the board determines constitutes a superior proposal, such board determines in good faith that a failure to effect such a withdrawal of recommendation would be inconsistent with its fiduciary duties or if, in connection with an event occurring after the date of the agreement that was not reasonably foreseeable at the time of the agreement, it determines in good faith that a failure to effect such a withdrawal of recommendation would be inconsistent with its fiduciary duties. However, neither Jefferies nor Leucadia may terminate the Second Merger Agreement or fail to hold its stockholders meeting in the event of a withdrawal of recommendation.

The completion of the Transactions is subject to satisfaction or waiver of customary closing conditions, including: (i) approval of the First Merger Agreement by Jefferies’ stockholders, (ii) approval of the issuance of the common shares by Leucadia’s shareholders (and, if applicable, preferred shares), (iii) approval for listing of the Leucadia common shares on the New York Stock Exchange issuable in connection with the Second Merger, (iv) there being no law or injunction prohibiting consummation of the Transactions, (v) expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (vi) the effectiveness of a registration statement on Form S-4 with respect to the Leucadia common shares to be issued pursuant to the Second Merger, (vii) subject to specified materiality standards, the accuracy of the representations and warranties of the other party, (viii) compliance by the other party in all material respects with its covenants, (ix) the effectiveness of the First Merger and the LLC Conversion, and (x) Jefferies’ and Leucadia’s receipt from their respective legal counsel of an opinion, dated as of the closing date of the Second Merger, to the effect that (A) the First Merger and the LLC Conversion, taken together, and (B) the Second Merger will each qualify for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. The completion of the Transactions is not conditioned on receipt of financing by Leucadia.

Jefferies and Leucadia have made customary representations and warranties in the Second Merger Agreement. The Second Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of each of Jefferies’ and Leucadia’s respective businesses between the date of the signing of the Merger Agreements and the closing of the Transactions and (ii) the efforts of the parties to cause the Transactions to be completed.

The Second Merger Agreement contains certain termination rights for both Jefferies and Leucadia and further provides that, upon termination of the Second Merger Agreement, under certain circumstances, each party may be required to pay the other party a termination fee equal to $90 million and/or, in certain other circumstances where the Second Merger Agreement is terminated, the non-terminating party may be required to reimburse the terminating party for its expenses up to $3 million.

The Second Merger Agreement provides that if a stockholder of Jefferies (or group of such stockholders) would become entitled to receive in the Second Merger a number of Leucadia common shares in exchange for such stockholder’s common shares that, together with any Leucadia common shares such stockholder (or group) already owns, would equal or exceed 5% of Leucadia’s outstanding common shares or total equity, a number of the Leucadia common shares otherwise deliverable to such Company stockholder (or group) will be sold for cash (and not so delivered) so that the total number of Leucadia common shares held by such former Jefferies stockholder (or group) would be less than 5% of Leucadia’s outstanding common shares or total equity. The amount of the sale proceeds that would be paid to the former stockholder of Jefferies is described in the Second Merger Agreement which is an exhibit hereto.

The First Merger Agreement is attached hereto as Exhibit 2.2 and is incorporated by reference. The Second Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference. The foregoing summary has been included to provide investors and security holders with information regarding its terms and is qualified in its entirety by the terms and conditions of both Merger Agreements. It is not intended to provide any other factual information about Jefferies, Leucadia or their respective subsidiaries and affiliates. The Second Merger Agreement contains representations and warranties by each of the parties to the Second Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Second Merger Agreement were made solely for the benefit of the parties to the Second Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Second Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Jefferies, Leucadia or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Second Merger Agreement, which subsequent information may or may not be fully reflected in Jefferies’ public disclosures.

Voting Agreements

Simultaneously with the execution of the Merger Agreements, Jefferies entered into voting agreements with each of Ian M. Cumming (with respect to approximately 8.64% of Leucadia’s outstanding common shares) and Joseph S. Steinberg (with respect to approximately 9.63% of Leucadia’s outstanding common shares), pursuant to which, on a several basis, each has agreed to vote their Leucadia shares in favor of the Transactions (such voting agreements, the “Leucadia Voting Agreements”). In addition, simultaneously with the execution of the Merger Agreements, Jefferies entered into three separate voting agreements substantially similar to the Leucadia Voting Agreements pursuant to which (i) Richard B. Handler (with respect to approximately 1.54% of the voting power of Jefferies) and (ii) Brian P. Friedman (with respect to approximately 1.41% of the voting power of Jefferies) have each on a several basis agreed to vote their shares in Jefferies in favor of the Transactions, and (iii) Leucadia (who holds through its indirect wholly owned subsidiary, BEI Jeffvest, LLC, a Delaware limited liability company, approximately 28.56% of the voting power of Jefferies) has agreed to vote, and cause the vote of, its shares in Jefferies in favor of the Transactions (such voting agreements, along with the Leucadia Voting Agreements, the “Voting Agreements”).

The foregoing summary of the Voting Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5.

Item 3.03. Material Modification to Rights of Security Holders

See above.

Item 5.01. Changes in Control of Registrant.

See above.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jefferies has been informed that upon consummation of the Transactions, Ian M. Cumming will resign from the board of directors of Jefferies.

Item 8.01 Other Events

On November 12, 2012, Jefferies and Leucadia issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 11, 2012, by and among Jefferies, Jefferies Holdings, Merger Sub One, Leucadia and Merger Sub Two

2.2	Agreement and Plan of Merger, dated as of November 11, 2012, by and among Jefferies, Jefferies Holdings and Merger Sub One

10.1	Voting Agreement, dated as of November 11, 2012, by and among Jefferies, Leucadia and BEI Jeffvest, LLC

10.2	Voting Agreement, dated as of November 11, 2012, by and between Jefferies and Ian M. Cumming

10.3	Voting Agreement, dated as of November 11, 2012, by and among Jefferies and Joseph S. Steinberg

10.4	Voting Agreement, dated as of November 11, 2012, by and between Jefferies and Richard B. Handler

10.5	Voting Agreement, dated as of November 11, 2012, by and between Jefferies and Brian P. Friedman

99.1	Joint Press Release dated as of November 12, 2012

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Leucadia National Corporation (“Leucadia”) plans to file with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction, and Leucadia and Jefferies Group, Inc. (the “Company”) plan to file with the SEC and mail to their respective stockholders a Joint Proxy/Prospectus in connection with the proposed transaction. THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT LEUCADIA, JEFFERIES, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC by Leucadia and Jefferies through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy/Prospectus by phone, e-mail or written request by contacting the investor relations department of Leucadia or Jefferies at the following:

Leucadia National Corporation	Jefferies Group, Inc.

315 Park Avenue South	520 Madison Avenue

New York, NY 10010	New York, NY 10022

Attention: Investor Relations	Attention: Investor Relations

Phone: (212) 460-1900	Phone: (203) 708-5975

info@jefferies.com

PARTICIPANTS IN THE SOLICITATION

Leucadia and Jefferies, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding Leucadia’s directors and executive officers is contained in Leucadia’s proxy statement dated April 13, 2012, which has been filed with the SEC. Information regarding Jefferies’ directors and executive officers is contained in Jefferies’ proxy statement dated March 28, 2012, which has been filed with the SEC. A more complete description will be available in the Registration Statement and the Joint Proxy/Prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Leucadia and Jefferies, the expected timetable for completing the proposed transactions, future financial and operating results, benefits and synergies of the proposed transactions, future opportunities for the combined company, and any other statements about Leucadia or Jefferies managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the proposed transaction; the ability to obtain the requisite regulatory approvals, stockholder approvals and the satisfaction of other conditions to consummation of the transaction; Leucadia’s ability to consummate contemplated asset disposals; the ability of Leucadia to successfully integrate Jefferies’ operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; regulatory and other restrictions; environmental conditions; business and regulatory or legal decisions; the pace of regulation of the financial services industry; the timing and success of business development efforts; terrorism; and the other factors described in Leucadia’s and Jefferies’ 2011 Annual Reports on Form 10-K and their most recent quarterly reports filed with the SEC. Leucadia and Jefferies disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2012

JEFFERIES GROUP, INC.

By:	/s/ Roland T. Kelly

Roland T. Kelly

Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 11, 2012, by and among Jefferies, Jefferies Holdings, Merger Sub One, Leucadia and Merger Sub Two

2.2	Agreement and Plan of Merger, dated as of November 11, 2012, by and among Jefferies, Jefferies Holdings and Merger Sub One

10.1	Voting Agreement, dated as of November 11, 2012, by and among Jefferies, Leucadia and BEI Jeffvest, LLC

10.2	Voting Agreement, dated as of November 11, 2012, by and between Jefferies and Ian M. Cumming

10.3	Voting Agreement, dated as of November 11, 2012, by and among Jefferies and Joseph S. Steinberg

10.4	Voting Agreement, dated as of November 11, 2012, by and between Jefferies and Richard B. Handler

10.5	Voting Agreement, dated as of November 11, 2012, by and between Jefferies and Brian P. Friedman

99.1	Joint Press Release dated November 12, 2012